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                                                                   EXHIBIT 3.2.9

                       SANMINA-SCI SYSTEMS ENCLOSURES, LLC

                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

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                       SANMINA-SCI SYSTEMS ENCLOSURES, LLC

                 AMENDED AND RESTATED LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is entered into this __ day of December, 2002, by SCI TECHNOLOGY, INC. (the "Member") as the sole Member of SANMINA-SCI SYSTEMS ENCLOSURES, LLC, a Delaware limited liability company (the "Company") organized pursuant to the Delaware Limited Liability Company Act (the "Act").

                              OPERATING AGREEMENT:

                                    ARTICLE 1
                                    FORMATION

         Section 1.1       Registered Agent and Office.

         The Company's registered agent for service of process and registered office shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company's Managers (as defined herein) may, from time to time, pursuant to the relevant provisions of the Act, change the registered agent or office.

         Section 1.2       Business Purpose.

         The business and purposes of the Company shall be to engage in any lawful business permitted by the Act. Subject to the terms of this Agreement, the Company shall have all powers of a limited liability company under the Act.

                                    ARTICLE 2
                                BOARD OF MANAGERS

         Section  2.1      Board of Managers.

         The management of the Company shall be vested in a Board of Managers (the "Board"), subject to the Managers' authority to delegate powers and duties to Officers of the Company; provided that no Manager, acting solely in his or her capacity as a Manager, shall have the authority to act on behalf of or bind the Company, unless expressly authorized to do so by the Board.

         Section  2.2      Number and Tenure of Managers.

         The number of Managers shall be fixed by the Member. Each Manager shall hold office until such Manager's successor is appointed by the Member, or until such Manager's earlier

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resignation or removal by the Member. The current Managers comprising the Board are Michael M. Sullivan and Steven H. Jackman.

         Section  2.3      Regular Meetings of the Board of Managers.

         Regular meetings of the Board may be held without notice at such time and in such place, either within or without the State of Delaware, as shall from time to time be determined by the Board.

         Section  2.4      Special Meetings.

                  (a) Special meetings of the Board may be called by or at the request of the Member, the President or at least one-third of the number of Managers constituting the whole board. The person or persons authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board called by them.

                  (b) Unless waived as provided herein, notice of any special meeting of the Board shall be given at least two (2) days previous thereto by written notice to each Manager at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first class postage thereon prepaid. If sent by any other means (including facsimile, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the Manager.

         Section  2.5      Quorum of Managers.

         A majority of the total number of Managers fixed pursuant to this Agreement shall constitute a quorum for the transaction of business. If less than a majority of the Managers are present at a meeting of the Board, a majority of the Managers present may adjourn the meeting from time to time without further notice.

         Section  2.6     Voting of Managers.

         The vote of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board.

         Section  2.7      Resignation and Removal of Managers.

                  (a) Any Manager may resign at any time upon written notice to the Company.

                  (b) A Manager, or the entire Board of Managers, may be removed at any time, with or without cause, by the Member.

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         Section  2.8      Vacancies.

         Vacancies in the Board shall be filled by appointment by the Member or, if the Member fails to fill any vacancy on the Board, by a majority of the remaining Managers.

         Section  2.9      Participation by Video or Telephone Conference of
                           Managers.

         Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or committee thereof, by means of conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other. Participation by a Manager pursuant to this Section 2.9 shall constitute presence in person at such meeting.

         Section  2.10     Actions Requiring the Consent of the Member.

         Without the approval of the Member, the Board shall not have authority to:

                  (a)      do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Company;

                  (c)      co-mingle Company funds with funds of a Manager;

                  (d)      confess a judgment against the Company;

                  (e) merge or consolidate the Company with or into any other entity or change or reorganize the Company into any other legal form;

                  (f) execute or deliver any general assignment for the benefit of creditors of the Company or permit the entry of an order of relief against the Company under any state or federal bankruptcy laws; or

                  (g) sell or transfer all, or substantially all, of the assets of the Company.

         Section  2.11     Action Without Meeting.

         Any action required or permitted by law or by this Agreement to be taken by the Board may be taken by written consent, without a meeting, if such consent is executed by not less than a majority of the Board. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days of the taking of such action to those Managers of record on the date when the written consent is first executed who did not participate in taking the action.

         Section  2.12     Waiver of Notice.

                  (a) A written waiver of any required notice, signed by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose

                                       -3-

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                           of, any regular or special meeting of the Managers
                           need be specified in any written waiver of notice.

                  (b) Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

                                    ARTICLE 3
                             AUTHORITY OF THE MEMBER

         Section  3.1      Authority of the Member.

         Except as otherwise provided in this Agreement, the Member shall not participate in the management or control of the Company's business, transact any business for the Company, or have the power to act for or bind the Company, said powers being vested solely and exclusively in the Managers and the Officers of the Company.

         Section 3.2 Rights of the Member. The Member shall have the following rights:

                  (a) the Member may give its consent to any of the items specified in Section 2.10 above;

                  (b)      the Member may elect to dissolve the Company;

                  (c) the Member may consent to any amendments to this Agreement or the Certificate of Formation as provided in Section 9.1 below; and

                  (d) the Member may appoint and remove a Manager in accordance with the applicable provisions of this Agreement.

                                    ARTICLE 4
                                    OFFICERS

         Section  4.1      General Provisions.

         The Officers of the Company shall be those Officers as may be elected by the Managers or appointed as provided in this Agreement from time to time including, but not limited to, a Chief Executive Officer, a President, a Treasurer, and a Secretary. Any two or more offices may be held by the same person. The salary of each Officer, if any, shall be set by the Board; provided that the salary, if any, of an Officer who is a Manager shall be set by the Member.

         Section  4.2      Election and Appointment of Officers.

         The Board shall elect the Officers, and each Officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified, or his earlier resignation, removal from office by the Board or death.

                                       -4-

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         Section  4.3      Chief Executive Officer. The Chief Executive Officer
         shall have such duties and such powers as the Member may be from time to time prescribe, and, in addition, in the absence or disability of the President, and in priority to any vice president, the Chief Executive Officer shall perform the duties and exercise the powers of the President.

         Section  4.4      President.

         The President shall be responsible for the general and active management of the business of the Company, and shall have the authority to conduct all ordinary business on behalf of the Company and may execute and deliver on behalf of the Company any agreement conveyance, note or similar document, provided that the approval of the Board or the Member is not required by this Agreement.

         Section  4.5      Treasurer.

         The Treasurer shall be responsible for the financial books and records of the Company, and for keeping accurate accounts thereof, and shall have such other duties and powers as may from time to time be delegated to him by the President or the Board.

         Section  4.6      Secretary.

         The Secretary shall keep minutes of all meetings of the Board of the Company, have charge of the minute books, ownership records and seal of the Company and perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board.

         Section  4.7      Assistant Secretaries.

         Assistants to the Secretary may be appointed by the President or elected by the Board and shall perform such duties and have such powers as delegated to them by the President or the Board.

         Section  4.8      Vice Presidents.

         The Company may have one or more Vice Presidents, elected by the Board, who shall perform such duties and have such powers as may be delegated by the President or the Board.

         Section  4.9      Removal of Officer.

         At a meeting of the Board called expressly for such purpose, any Officer may be removed as an Officer by the affirmative vote of a majority of the Managers.

         Section  4.10     Actions Requiring the Consent of the Board.

         Without the approval of the Board, no Officer shall have authority to:

                  (a)      do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Company;

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                  (c)      pledge the credit of the Company for any purpose
                           except for Company purposes;

                  (d) sell or transfer all, or substantially all, of the assets of the Company;

                  (e) cause the Company to guarantee any material debt obligations of any person other than the Company;

                  (f)      make any distribution; or

                  (g) assume or create any material indebtedness other than in the ordinary course of business.

                                    ARTICLE 5
                            LIMITATIONS ON AUTHORITY;
                          INDEMNIFICATION AND LIABILITY

         Section  5.1      Limitation of Authority.

                  (a) The Member, acting solely in its capacity as a Member, is not an agent of the Company and does not have any authority to act on behalf of the Company, execute any instrument in connection with the carrying on of the Company's business and affairs, or otherwise bind the Company in any matter.

                  (b) Each Manager, acting solely in his capacity as a Manager, is not an agent of the Company and does not have any authority to act on behalf of the Company, execute any instrument in connection with the carrying on of the Company's business and affairs, or otherwise bind the Company in any matter.

         Section  5.2      Liability of the Member and Managers.

                  (a) The Member shall have no duties or obligations to the Company solely by reason of acting in its capacity as a Member.

                  (b) Each Manager shall act in a manner he or she believes in good faith to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances in carrying on the business and affairs of the Company; provided that no Manager shall have any personal liability to the Company or the Member for any loss or damage sustained by the Company or the Member for breach of a fiduciary or other duty in connection with this Agreement as a Manager, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a Manager for (i) intentional misconduct or a knowing violation of law, or (ii) any transaction from which the Manager derived an improper personal benefit in violation or breach of this Agreement.

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         Section  5.3      Indemnification.

                  (a) Under the circumstances prescribed in Sections 5.3(c) and 53(e), the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether formal or informal, and whether civil, criminal, administrative or investigative, including appeals, (other than an action by or in the right of the Company) by reason of the fact that the person is or was a Member, Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the person in connection with such claim, action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) the person did not act in good faith, (ii) the person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and (iii) with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

                  (b) Under the circumstances prescribed in Sections 5.3(c) and 5.3(e), the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a Member, Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such claim, action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable in the performance of his or her duty to the Company, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

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                           such person is fairly and reasonably entitled to
                           indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a Member, Manager, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Sections 5.3(a) and 5.3(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he has not been successful on any other issue or matter in any such claim, action, suit or proceeding.

                  (d) The Company shall indemnify and hold harmless any person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trustee, employee benefit plan or other enterprise, against expenses (including, attorneys' fees) actually and reasonably incurred by such person in connection with the appearance of such person as a witness in any claim, action, suit or proceeding, whether formal or informal and whether civil, criminal, administrative or investigative, including appeals, as a result of such person having occupied such office or position, or undertaken such service when such person is not a party to such action, suit or proceeding.

                  (e) Except as provided in Section 5.3(c) and except as may be ordered by a court, any indemnification under Sections 5.3(a) and 5.3(b) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 5.3(a) and 5.3(b). Such a determination shall be made
                           (i) by the Board by a majority vote of a quorum consisting of Managers who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, if obtainable, a quorum of disinterested Managers so directs, by the firm of independent legal counsel then employed by the Company, in a written opinion, or (iii) other than with respect to indemnification with respect to the Member, by the affirmative vote of the Member.

                  (f) Expenses (including attorneys' fees) incurred in defending a civil or criminal claim, action, suit or proceeding shall be paid by the Company in advance of the final disposition of such claim, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member, Manager, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section.

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                  (g)      The indemnification and advancement of expenses
                           provided by or granted pursuant to this Section shall be a contract right, shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any statute, rule or law, provisions of any resolution, agreement or otherwise specifically or in general terms, both as to action by a Member, Manager, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Member, Manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Company shall not effect any sale of substantially all of its assets, merge, consolidate or effect other reorganizations unless the purchaser or surviving entity agrees to assume all such obligations of the Company.

                  (h) The Company may purchase and maintain insurance on behalf of any person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section.

                  (i) For the purposes of this Section, the Company shall be deemed to have requested a Manager, Member, officer, employee or agent of the Company to serve an employee benefit plan whenever the performance by such person of his or her duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or to participants in or beneficiaries of the plan; "fines" shall be deemed to include excise taxes assessed on such person with respect to an employee benefit plan pursuant to applicable law; and action taken or omitted by such person with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company. Any indemnification under this Section with regard to any employee benefit plan shall apply notwithstanding any provisions of any employee benefit plan.

                  (j) If for any reason, any provision of this Section is held invalid, in whole or in part, such invalidity shall not affect any other provision or part of this Section not held so invalid, and each such other provision or part shall to the full extent consistent with law continue in full force and effect.

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                                    ARTICLE 6
                              CONFLICTS OF INTEREST

         Section  6.1      Conflicts of Interest.

         Any Manager or Officer that proposes to enter into a transaction, directly or indirectly, with the Company must first receive the approval of the Board. Any transaction described in this Section 6.1 that is not first approved by the Board shall, at the discretion of the Board, be null and void.

                                    ARTICLE 7
                               INCOME TAX MATTERS

         Section  7.1      Federal, State and Local Income Taxes.

         It is the intention of the Member that the existence of the Company be ignored for federal, state and local income tax purposes.

                                    ARTICLE 8
                                   DISSOLUTION

         Section  8.1      Dissolution.

         The Company shall be dissolved only upon the election of the Member. Dissolution of the Company shall be effective on the date designated by the Member.

                                    ARTICLE 9
                             AMENDMENTS AND CONSENTS

         Section  9.1      Amendments.

         This Agreement and the Certificate of Formation may be amended only with the approval of the Member.

         Section  9.2      Method of Giving Consent.

         Any consent required by this Agreement must be in writing, and unless otherwise expressly agreed by the Member or the Managers as the case may be, must be given by the Member or Managers as the case may be, at or prior to the doing of the act or thing for which the consent is solicited.

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                                   ARTICLE 10
                               GENERAL PROVISIONS

         Section  10.1     Headings.

         The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

         Section  10.2     Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         Section  10.3     Severability.

         In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

         Section  10.4     Waivers.

         No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         Section  10.5     Agreement; Effect of Inconsistencies with Act.

         This Agreement shall govern the existence and organization of the Company, and except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Internal Revenue Code of 1986, as amended, or regulations thereto or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Agreement is invalid or unenforceable under the Act, the provisions of this Agreement shall be enforced to the maximum extent permitted in order to make this Agreement effective under the Act, and all other parts of this Agreement will remain in force.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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         IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first written above.

                                     MEMBER:

                                     SCI TECHNOLOGY, INC.

                                     By:  /s/ Michael M. Sullivan
                                         ---------------------------------------
                                     Name:  Michael M. Sullivan
                                     Title: Secretary